Exhibit 99

Investor Contact:	Kenneth R. Bowling
Chief Financial Officer
336-881-5630

CULP ANNOUNCES REVISED EXPECTATIONS, INCLUDING IMPAIRMENT AND MARKDOWNS OF INVENTORY, AND IMPROVED CASH POSITION FOR SECOND QUARTER FISCAL 2023

HIGH POINT, N.C. (November 22, 2022) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today announced that, based on unaudited preliminary results and current estimates, the company expects net sales of approximately $58 million for the second quarter of fiscal 2023, and expects to report a consolidated operating loss (loss from operations) to be in the range of $(11.7) to $(12.2) million for the second quarter. The consolidated operating loss includes approximately $5 million in inventory impairment charges and loss on the sale of raw material and finished goods inventory associated with the company’s mattress fabrics segment. It also includes approximately $1 million in higher-than-normal inventory markdowns associated with the company’s residential upholstery fabrics business, and approximately $700,000 in restructuring charges related to the rationalization of the upholstery fabric segment’s cut and sew platform in China. These projected results reflect a consolidated operating loss for the quarter that is greater than the company’s previously announced expectations of a consolidated operating loss comparable to the operating loss for the first quarter of fiscal 2023. The company also expects to end the quarter with a higher cash position than the first quarter of fiscal 2023, with approximately $19 million in cash and investments and no outstanding borrowings.

Commenting on the announcement, Iv Culp, president and chief executive officer of Culp, Inc., said, “The revised expectations for the second quarter of fiscal 2023 reflect continued demand weakness, particularly for our mattress fabrics segment, along with inventory impacts within both segments. The ongoing industry softness due to macro-economic pressures and changes in consumer spending, combined with inflationary pressures and our customers’ increased desire for new product offerings to roll out at the consumer level, has led us to take inventory markdowns and impairment charges on unproductive and overvalued inventory. In our upholstery fabrics segment, we also took action to restructure and rationalize our China cut and sew platform, resulting in the closure of one of our leased facilities. While these decisions will result in a higher operating loss for the second quarter, we believe having the financial impact behind us will position us for improvement during the second half of fiscal 2023.

“The current business environment remains challenging, but our team is continuing its diligent focus on free cash flow and generating cash through working capital management, including ongoing inventory reductions, as well as reducing costs and improving efficiencies. Above all, we remain focused on meeting the demands of our valued customers. We remain optimistic about CULP’s future as the macro environment improves, and we believe we are taking the necessary steps to improve profitability going forward,” added Culp.

The company expects to report financial and operating results for the second quarter of fiscal 2023 in early December.

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

CULP Announces Revised Expectations, Including Impairment and Markdowns of Inventory, and Improved Cash Position for Second Quarter Fiscal 2023

November 22, 2022

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance. In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, disruption in our customers’ supply chains for non-fabric components may cause declines in new orders and/or delayed shipping of existing orders while our customers wait for other components, which could adversely affect our financial results. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

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